UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2026

Oruka Therapeutics, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-22873	36-3855489
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

855 Oak Grove Avenue Suite 100
Menlo Park, California	94025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 606-7910

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	ORKA	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On May 29, 2026, Oruka Therapeutics, Inc. (the “Company”) entered into the First Amendment to IL-23 License Agreement (the “Amendment”), amending the IL-23 License Agreement dated as of December 17, 2024 (the “License Agreement”), by and between the Company and Paragon Therapeutics, Inc. (“Paragon”). Prior to the Amendment, the Company’s Field did not include inflammatory bowel disease. The Amendment, among other things, expands the definition of “Field” to encompass all therapeutic, prophylactic, palliative and diagnostic uses, subject to the restriction that the Company will not dose a human patient in a clinical trial of ORKA-001 for inflammatory bowel disease as part of a combination until June 1, 2028 or as a monotherapy until June 1, 2030 (the “Monotherapy Dosing Restriction”). In the event the Company or a licensee of Paragon’s retained rights under the License Agreement consummates a material transaction, including a change of control of the Company or such licensee, then any remaining restrictions outside of the initial definition of “Field” set forth in the Monotherapy Dosing Restriction shall remain in effect only until June 1, 2028 and thereafter terminate and be of no further force or effect.

The foregoing is a brief description of the terms and conditions of the Amendment and do not purport to be complete. The description is qualified in its entirety by reference to the complete text of the Amendment, a copy of which is attached hereto as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	First Amendment to IL-23 License Agreement, dated May 29, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oruka Therapeutics, Inc.
(Registrant)

Date: June 1, 2026	By:	/s/ Paul Quinlan
		Name:	Paul Quinlan
		Title:	General Counsel

2